Exhibit 99.1

For Release: 9:00 AM EDT

June 1, 2009

GM ANNOUNCES AGREEMENT WITH U.S. TREASURY AND CANADIAN GOVERNMENTS PROVIDING FAST TRACK TO COMPETITIVE FUTURE FOR ‘NEW GM’

NEW GM, BUILT FROM COMPANY’S STRONGEST OPERATIONS, EXPECTED TO LAUNCH IN 60-90 DAYS UNDER NEW OWNERSHIP

GM FILES VOLUNTARY CHAPTER 11 TO IMPLEMENT ‘363’ SALE AGREEMENT

GM IS OPEN FOR BUSINESS IN THE U.S. AND WORLDWIDE, HONORING ALL CUSTOMER COMMITMENTS

•	Warranty, service and customer support continue uninterrupted, backed by the U.S. and Canadian governments

•	Essential suppliers to be paid in the normal course

•	Employees to be paid in the normal course

•	Operations outside U.S. not included in court filing

DETROIT, June 1, 2009 – General Motors Corp. (NYSE: GM) today announced that it has reached agreements with the U.S. Treasury and the governments of Canada and Ontario to accelerate its reinvention and create a leaner, stronger “New GM” positioned for a profitable, self-sustaining and competitive future.

Pending approvals, the New GM is expected to launch in about 60 to 90 days as a separate and independent company from the current GM (“GM”), with two distinct advantages: it will be built from only GM’s best brands and operations, and it will be supported by a stronger balance sheet due to a significantly lower debt burden and operating cost structure than before. The New GM will incorporate the terms of GM’s recent agreements with the United Auto Workers (UAW) and Canadian Auto Workers (CAW) unions and will be led by GM’s current management team.

The New GM will execute the key elements of its April 27 viability plan, along with additional initiatives, to achieve winning financial results by putting customers first, concentrating on adding to the company’s line of award-winning cars and trucks through four core brands and continuing to invest in green, energy-saving technologies.

Under its plan, GM will sell substantially all of its global assets to the New GM. To implement the sale agreement, GM and three domestic subsidiaries have filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York, and the sale is subject to the approval of the Court. Because GM’s sale of assets to the New GM already has the support of the U.S. Treasury, the UAW and a substantial portion of GM’s unsecured bondholders, GM expects the sale to be approved and consummated expeditiously.

GM has asked the Court to approve a number of steps to protect current and new GM customers, ensure that its operations will continue uninterrupted during the court-supervised process, and provide for a smooth transition to the New GM.

•	GM dealers will continue to service GM vehicles and honor GM warranties, and U.S. and Canadian government guarantees of manufacturers’ warranties are designed to reassure consumers.

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GM will use its cash-on-hand and a new Debtor-in-Possession (DIP) financing of approximately $33 billion to: ensure an uninterrupted supply of goods and services and provide for other cash requirements prior to closing of the asset sale; fund liabilities to secured lenders; and provide contingency funding to handle any potential unexpected needs. Furthermore, in conjunction with the sale, the U.S. Treasury and the Canadian and Ontario governments will provide funds to administer the wind down of the remaining assets and the closing of the chapter 11 cases.

•	GM employees worldwide will become part of the New GM.

“Today marks a defining moment in the reinvention of GM as a leaner, more customer-focused, and more cost-competitive company that, above all, can quickly generate winning bottom line results,” said Fritz Henderson, GM president and CEO. “The economic crisis has caused enormous disruption in the auto industry, but with it has come the opportunity for us to reinvent our business. We are going to do it once and do it right. The court-supervised process we are pursuing provides us with powerful tools to accelerate and complete our reinvention, as well as strong safeguards for our customers and our business. We are focused on the job at hand, for the benefit of our customers, employees, dealers, suppliers, retirees, taxpayers, investors and other stakeholders.

“We recognize the sacrifices that so many have been asked to make as we have worked to reinvent GM and the automobile,” said Henderson. “GM deeply appreciates the support and the demonstration of confidence in our future by President Obama, the Presidential Task Force on Autos, the Canadian and Ontario governments, American and Canadian taxpayers, the unsecured bondholders who are supporting the proposed sale transaction, the UAW and CAW and their leadership, and the men and women of GM, including our retirees. You have enabled us to carry out this vital transformation for the good of GM, our customers and the economy, and we are working to validate your trust each day.

“From day one, the New GM will be well-positioned to capitalize on the award-winning vehicles we have developed and launched during the past few years, and on our investments in exciting new technologies like the Chevy Volt, so that we can build and return value to our customers and to the millions who will have a stake in our success. The New GM will play a critical role in the future of the automobile, and assure that the U.S. has a strong stake in this rapidly changing global manufacturing industry,” Henderson said.

Business operations continue globally without interruption

GM’s North American manufacturing operations continues to monitor production output to make sure it aligns with market demand, and currently intends to ramp up manufacturing operations as market demand improves during the latter half of the year.

None of GM’s operations outside of the U.S. are included in the U.S. court filings or court-supervised process, and these filings have no direct legal impact on GM’s plans and operations outside the U.S. GM confirmed that all business operations are continuing without interruption in its Europe; Latin America, Africa and the Middle East; and Asia Pacific regions.

“Worldwide, GM dealers are open for business, offering competitive financing options on our award-winning vehicles, continuing to honor our industry-leading warranty coverage, and providing outstanding service,” said Henderson. “Furthermore, the U.S. Treasury and the Canadian governments have issued a strong vote of confidence by backing GM’s vehicle warranties.”

GM has filed various “first day” motions with the Court to ensure the company’s continued ability to conduct normal business operations. Upon Court approval, GM will be expressly authorized, among other things, to:

•	Honor all obligations to customers and continue customer programs, including warranties, without interruption

•	Respect our operating and financing agreements with GMAC, supporting continued wholesale financing for dealers and retail financing for customers

•	Pay dealers’ open accounts and continue warranty and incentive programs

•	Pay essential suppliers and logistics providers for goods and services provided before and after the company’s court filings

•	Continue pay and benefits for employees and retirees; however, the amount of non-qualified pension for some executive retirees may be affected.

The New GM

GM’s agreements with the U.S. Treasury, the Canadian and Ontario governments and the UAW and CAW, in addition to the support of a substantial portion of GM’s unsecured bondholders, will enable the New GM to be a leaner, faster and more customer-focused enterprise, consistent with the vision, goals and plans of GM’s enhanced operating plan announced April 27.

The New GM will:

•	Focus on four core brands in the U.S. - Chevrolet, Cadillac, Buick and GMC - with fewer nameplates and a more competitive level of marketing support per brand

•	Effectively close the competitive gap in active worker labor costs compared with transplant auto manufacturers

•	More efficiently utilize U.S. capacity while increasing over time the percentage of U.S. sales manufactured domestically

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Feature lower structural costs enabling its North American region to break even (on an adjusted EBIT basis) at a U.S. total industry volume of approximately 10 million vehicles. This rate is substantially below the 15 to 17 million annual vehicle sales rates recorded from 1995 through 2007

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Achieve its lower structural costs in part by further reducing 2009 salaried employment in North America from its year-end total of 35,100 to approximately 27,200, and continuing to improve its balance sheet by reducing retiree benefits for salaried retirees and non-UAW hourly retirees

•	Provide a higher level of customer service through a more focused U.S. network of approximately 3,600 dealers

•	Continue and increase its investment and leadership in fuel economy and advanced propulsion technologies

Capital Structure of the New GM

A critical element of GM’s reinvention is to achieve a significantly stronger and healthier balance sheet. On March 31, 2009, GM reported consolidated debt of $54.4 billion, along with additional liabilities, including an estimated $20 billion obligation to the UAW VEBA.

Under GM’s agreements with the U.S. Treasury, the Canadian and Ontario governments, and the UAW and CAW, and with the support of a substantial portion of GM’s unsecured bondholders, upon closing of GM’s sale of assets to the New GM, the New GM’s capital structure will be comprised of:

•	Approximately $17 billion in total consolidated debt, including:

•	$6.7 billion of debt owed to the U.S. Treasury

•	$1.3 billion of debt owed to the Canadian and Ontario governments

•	$2.5 billion of notes issued to the new Voluntary Employee Beneficiary Association (New VEBA)

•	Approximately $6.8 billion of other, primarily international debt, but excluding Europe

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$9 billion of perpetual preferred stock with a 9 percent annual dividend, payable quarterly in cash, $2.1 billion of which will be issued to the U.S. Treasury, $0.4 billion of which will be issued to the Canadian and Ontario governments and $6.5 billion of which will be issued to the New VEBA

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Common equity, 60.8 percent of which will be owned by the U.S. Treasury, 11.7 percent of which will be owned by the Canadian and Ontario governments, 17.5 percent of which will be owned by the New VEBA, and 10 percent of which has been reserved for GM for the benefit of the unsecured bondholders and other unsecured creditors of GM

•	Warrants granted to the New VEBA to acquire newly issued shares in the New GM equal to 2.5 percent of its outstanding common equity

•	Warrants granted to GM at closing to acquire newly issued shares in the New GM equal to 15 percent of its outstanding common equity, with various exercise prices and expirations

Other than the $8 billion of debt owed to the U.S. Treasury and the Canadian and Ontario governments by the New GM, all amounts owed by GM or the New GM to the U.S. Treasury and Canadian and Ontario governments would be equitized in exchange for the New GM securities described above, and no other debt will be owed by GM to the U.S. Treasury and the Canadian and Ontario governments.

GM Europe Restructuring

GM announced separately today, GM Europe has an agreement for €1.5 billion of bridge financing from the German government and a Memorandum of Understanding to partner with Magna International Inc. Under the agreement, the Opel/Vauxhall assets have been pooled under Adam Opel GmbH, with the majority of the shares of Adam Opel GmbH being put into an independent trust (the balance to remain with General Motors), while final negotiations with Magna proceed. Negotiations to close the agreement should take several weeks. Additional details will be available at http://media.gm.com/eur/gm/en/.

New products and technologies on track

The New GM, with its strong financial base and best-in-class dealer network, will support a portfolio of award-winning vehicles, including the Chevy Malibu (2008 North American Car of the Year and J.D. Power and Associates’ segment leader in its 2008 Initial Quality Survey), Cadillac CTS (Motor Trend Car of the Year) and its Buick brand (tied for 1st place in J.D. Power and Associates’ 2009 Vehicle Dependability Study). The New GM will have a number of key vehicle launches in 2009 and 2010, including:

•	Chevrolet Camaro, a dramatic, moderately priced sport coupe with highway fuel economy of up to 29 mpg

•	An all-new Buick LaCrosse premium midsize sedan

•	The luxury midsize Cadillac SRX crossover and CTS Sport Wagon

•	The Chevy Equinox and GMC Terrain, midsize crossovers with class-leading highway fuel economy of 32 mpg

•	The Chevy Cruze, GM’s new global compact car

•	The revolutionary Chevy Volt, an extended-range electric vehicle that can travel up to 40 miles on battery power alone

“Our products are our future, and our lineup of new cars and crossovers are a great foundation for success,” said Henderson. “The New GM is here to stay, and our brands position us to compete well in profitable segments with vehicles that are second-to-none.”

GM also reaffirmed its commitment to improve the fuel efficiency of its vehicle fleet, meet or exceed new federal fuel economy and emissions regulations, and push ahead with advanced propulsion technology. GM will launch the Chevrolet Volt extended range electric vehicle in 2010, expects to have 14 hybrid models in production by 2012, and will have 65 percent of vehicles alternative-fuel capable by 2014.

“The New GM will become a long-term global leader in the development of fuel-efficient and advanced-technology vehicles,” said Henderson. “In doing so, the New GM will contribute to the development of advanced engineering and manufacturing capabilities in the United States, which are critical to the future of the U.S. economy.”

GM’s primary bankruptcy counsel is Weil, Gotshal & Manges LLP. GM is also represented by Jenner & Block LLP and Honigman Miller Schwartz and Cohn LLP as counsels. Cravath, Swaine, & Moore LLP is providing legal advice to the GM Board of Directors. GM’s restructuring advisor is AP Services LLP and its financial advisors are Morgan Stanley, Evercore Partners and the Blackstone Group LLP.

More information about GM’s chapter 11 cases is available at www.GM.com/restructuring.

Court filings and claims information are available at www.GMcourtdocs.com.

Contacts:

Reneé Rashid-Merem

Phone: 313-665-3128

Cell: 313-701-8560

Email: renee.rashid-merem@gm.com

Tom Wilkinson

Phone: 313-667-0366

Cell: 313-378-6233

Email: tom.wilkinson@gm.com

Randy Arickx

Phone: 313-667-0006

Cell: 313-268-7070

Email: randy.c.arickx@gm.com

About GM

General Motors Corp. (NYSE: GM), one of the world’s largest automakers, was founded in 1908, and today manufactures cars and trucks in 34 countries. With its global headquarters in Detroit, GM employs 234,500 people in every major region of the world, and sells and services vehicles in some 140 countries. In 2008, GM sold 8.35 million cars and trucks globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, Hummer, Opel, Pontiac, Saab, Saturn, Vauxhall and Wuling. GM’s largest national market is the U.S., followed by China, Brazil, the United Kingdom, Canada, Russia and Germany. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

Forward Looking Language

This news release and management’s comments on it contain “forward-looking statements.” These statements are based on GM management’s current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that we now anticipate — both in connection with the Chapter 11 filings we are announcing today and GM’s business and financial prospects. Those risks are described in GM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 which was filed March 5, 2009, GM’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 which was filed on May 8, 2009, GM’s Current Report on Form 8-K filed on May 14, 2009 and other GM filings with the Securities and Exchange Commission.